Exhibit 1.1

EXECUTION VERSION

CELATOR PHARMACEUTICALS, INC.

6,611,150 Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase 0.10 of a Share of Common Stock

UNDERWRITING AGREEMENT

October 22, 2014

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

National Securities Corporation

410 Park Avenue, 14th Floor

New York, NY 10022

Ladies and Gentlemen:

Celator Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named on Schedule I hereto (the “Underwriters”), pursuant to the terms of this Underwriting Agreement (this “Agreement”), an aggregate of 6,611,150 shares (the “Firm Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company and (ii) an aggregate of warrants (the “Firm Warrants”) to purchase 661,115 shares of Common Stock (the “Firm Warrant Shares”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to (i) an additional 991,673 shares of Common Stock (the “Additional Shares”) and (ii) warrants (the “Additional Warrants”) to purchase up to 99,167 shares of Common Stock of the Company (the “Additional Warrant Shares”). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”; the Firm Warrants and Additional Warrants are collectively referred to as the “Warrants”; and the Firm Warrant Shares and Additional Warrant Shares are collectively referred to as the “Warrant Shares.” The Units (as defined below), the Shares, the Warrants and the Warrant Shares are collectively referred to as the “Securities.” The offering, issuance and sale of the Securities to the Underwriters is herein referred to as the “Offering.”

The Firm Shares and the Firm Warrants shall be sold together as units (the “Firm Units”), each Firm Unit consisting of one Firm Share and one Firm Warrant to purchase 0.10 of a share of Common Stock. The Additional Shares and the Additional Warrants shall be sold together as units (the “Additional Units” and together with the Firm Units, the “Units”), each Additional Unit consisting of one Additional Share and one Additional Warrant to purchase 0.10 of a share of Common Stock. The Shares and the Warrants shall be immediately separable and transferable upon issuance. The Warrants will be issued pursuant to the terms of a Warrant Agreement (the “Warrant Agreement”) to be entered into by and between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”) in substantially the form attached hereto as Exhibit A.

The Company and the Underwriters hereby agree as follows:

1.          Sale and Purchase. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions of this Agreement, the Company agrees to issue and sell the Firm Units to the Underwriters, and each of the Underwriters, severally not jointly, agrees to purchase from the Company the Firm Units, subject to adjustment in accordance with Section 9(b) hereof. The pricing terms of the purchase of the Firm Units by the Underwriters and the pricing terms of the offering of the Firm Units to the public are as set forth in Schedule II hereto.

In addition, the Company hereby grants to the Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase from the Company, all or a portion of the Additional Units as may be necessary solely to cover over-allotments, if any, made in connection with the offering of the Firm Units, at the same purchase price per unit to be paid by the Underwriters to the Company for the Firm Units. This option may be exercised by the Underwriters at any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice from the Underwriters to the Company. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date, the “Additional Closing Date” and such time of such date, the “Additional Time of Purchase”); provided, however, that the Additional Time of Purchase shall not be earlier than the Time of Purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised.

2.          Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

(a)          The Company has prepared and on February 3, 2014 (the “Initial Filing Date”), filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (File No. 333-193720), which was declared effective by the Commission as of February 12, 2014 (the “Effective Date”), including a base prospectus relating to the securities registered pursuant to such Registration Statement (the “Base Prospectus”), and such amendments and supplements thereto as may have been required prior to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus (as defined below) has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened by the Commission. Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date, or the date of such prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement or such prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date or the date of such prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed. If the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Rules and Regulations (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b)         As of the Applicable Time (as defined below), as of the Time of Purchase, any Additional Time of Purchase and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any other similar rule) in connection with any sale of Securities, as the case may be, none of (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, the information set forth on Schedule II and the Pricing Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below) issued at or prior to the Time of Purchase or any Additional Time of Purchase, as the case may be, or (iii) the bona fide electronic road show, if any (as defined in Rule 433(h)(5) of the Rules and Regulations), that has been made available without restriction to any person, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted, or as of the Time of Purchase or Additional Time of Purchase, as the case may be, will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the foregoing representations or warranties in this paragraph (b) shall not apply to information contained in or omitted from the General Disclosure Package, any Issuer Free Writing Prospectus or the electronic road show, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the “Underwriters’ Information” which is defined as the information set forth in Section 16. As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 4:45 p.m., New York time, on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus identified on Schedule V to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, or is a “bona fide electronic roadshow,” as defined in Rule 433 of the Rules and Regulations, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Pricing Prospectus” means the Base Prospectus as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof, in each case immediately prior to the Applicable Time.

(c)          No order preventing or suspending the use of any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus relating to the Offering has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission.

(d)          At the time the Registration Statement became effective, at the date of this Agreement, at the Time of Purchase, any Additional Time of Purchase and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any other similar rule) in connection with any sale of the Securities, as the case may be, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at the Time of Purchase and any Additional Time of Purchase, as the case may be, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(e)          Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriters as described in Section 4(e), did not, does not and will not include (i) any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified or (ii) an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f)          The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)          The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any General Use Free Writing Prospectuses and any Limited Use Free Writing Prospectuses reviewed and consented to by the Underwriters (which consent shall not be unreasonably withheld, conditioned or delayed). The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as defined in Rule 433(d)(8) of the Rules and Regulations), if any, in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h)          Each of the Company and the Subsidiaries has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing (or the foreign equivalent thereof) as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged, except where the failure to so qualify or have such power or authority would not (i) have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, business or prospects of the Company and the Subsidiaries, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement, the Warrant Agreement, the Warrants or the Underwriter Warrants (as defined below) or to consummate any transactions contemplated by this Agreement, the Warrant Agreement, the Warrants, the Underwriter Warrants, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company owns or controls, directly or indirectly, only the corporations, partnerships, or other entities listed on Schedule III attached hereto (each, a “Subsidiary” and, collectively, the “Subsidiaries”)

(i)          The Company has the full right, power and authority to enter into this Agreement, the Warrant Agreement, the Warrants and the Underwriter Warrants and to perform and to discharge its obligations hereunder and thereunder, and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as rights to indemnification or contribution hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity (the “Enforceability Exceptions”). When executed and delivered by the Company in accordance with the terms hereof, each of the Warrant Agreement, the Warrants and the Underwriter Warrants (as defined below) will have been executed and delivered and will constitute a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(j)          The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of any preemptive rights, resale rights, rights of first refusal or similar rights. The Warrant Shares and the Underwriter Warrant Shares have been duly and validly authorized and, when issued, paid for and delivered upon due exercise of the Warrants or the Underwriter Warrants, as applicable, will be duly and validly issued, fully paid and non-assessable and free of any preemptive rights, resale rights, rights of first refusal or similar rights. The Securities, the Underwriter Warrants and the Underwriter Warrant Shares will conform to the description thereof contained, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus and such descriptions conform in all material respects to the rights set forth in the instruments defining the same. Except as provided in this Agreement, the Shares, the Warrants and the Underwriter Warrants when issued and delivered against payment therefore as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party. The Warrant Shares and the Underwriter Warrant Shares when issued, paid for and delivered upon due exercise of the Warrants or the Underwriter Warrants, as applicable, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party.

(k)          The authorized capital stock of the Company conforms in all material respects to the description thereof, if any, contained, or incorporated by reference, in each of the Registration Statement, the General Disclosure Package and the Prospectus. The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable. Since the Initial Filing Date, the Company has not issued any equity securities, other than Common Stock issued pursuant to the exercise of stock options or settlement of restricted stock units previously outstanding under the Company’s equity compensation plans or the issuance of Common Stock pursuant to employee stock purchase plans. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance in all material respects with federal and applicable state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, resale rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock of ownership interests in the Subsidiaries are outstanding.

(l)          The membership interests, capital stock, partnership interests or other similar equity interests, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company directly, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(m)          Neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred, which with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) the Company’s and the Subsidiaries’ respective charters and bylaws or operating agreements, as applicable, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it, or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or non-governmental regulatory authority (including without limitation, the rules and regulations of the Nasdaq Capital Market (“NASDAQ”) or (v) any decree, judgment or order applicable to the Company or any Subsidiary of any of its or their respective properties, except, in the case of clauses (ii), (iii), (iv) and (v), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect.

(n)          The execution, delivery and performance of this Agreement, the Warrant Agreement, the Warrants and the Underwriter Warrants by the Company and the consummation of the transactions contemplated hereby and thereby will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under or pursuant to (i) the charter, bylaws, or operating agreement, as applicable, of the Company or any of the Subsidiaries, (ii) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ) or (v) any decree, judgment, or order applicable to the Company or any of the Subsidiaries or any of its or their respective properties or assets.

(o)          No consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the issuance and sale of the Securities or the performance by the Company of its obligations under this Agreement, the Warrant Agreement, the Warrants or the Underwriter Warrants, except such as may be required by the securities or Blue Sky laws of the various states or the by-laws, rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and the NASDAQ in connection with the offer and sale of the Securities and the issuance of the Underwriter Warrants and the Underwriter Warrant Shares.

(p)          KPMG LLP, who has audited certain financial statements and related schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”). Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, KPMG LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(q)          The financial statements, together with the related notes and schedules, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the consolidated financial position and the results of operations and changes in financial position of the Company and the Subsidiaries at the respective dates or for the respective periods therein specified and the results of operations, cash flows and changes in stockholders’ equity of the Company for the periods therein specified. Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be set forth in the related notes included, or incorporated by reference, in the General Disclosure Package and the Prospectus. The financial statements, together with the related notes and schedules, included, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the Securities Act, the Exchange Act, and the Rules and Regulations and the rules and regulations under the Exchange Act. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the General Disclosure Package, or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required. Neither the Company nor any Subsidiary has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligation), not described in the General Disclosure Package and the Prospectus and all disclosure contained, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(r)          Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (ii) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of equity compensation awards under the Company’s equity compensation plans or shares upon the exercise of outstanding options or warrants), (iii) there has not been any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or the Subsidiaries (other than issuances of equity compensation awards under the Company’s equity compensation plans), and (iv) there has not been any Material Adverse Effect or any development that could reasonably be expected to have a Material Adverse Effect.

(s)          There is no legal or governmental proceeding, action, suit or claim pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries is a party or to which any of the properties or assets of the Company or any of the Subsidiaries is subject (i) other than proceedings accurately described in all material respects in the General Disclosure Package and the Prospectus or proceedings that would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, or (ii) that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of the Subsidiaries is subject or by which the Company or any of the Subsidiaries is bound that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(t)          Neither the Company nor any of the Subsidiaries is or, after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(u)          Neither the Company, the Subsidiaries nor any of the Company’s or the Subsidiaries’ officers, directors or affiliates has bid for or purchased, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempted to induce any person to purchase any Securities; and has not, and has not caused its affiliated purchasers to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities.

(v)         Neither the Company nor any of the Subsidiaries own any real property. The Company and the Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and the Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title except such as are described in the General Disclosure Package and the Prospectus; and any real property and buildings held under lease by the Company and the Subsidiaries, which is material to the business of the Company and the Subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases except such as are described in the General Disclosure Package and the Prospectus.

(w)          The Company and each of the Subsidiaries and its or their respective properties, assets and operations are in compliance with, and the Company and each Subsidiary holds all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to, or affected by, any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged Release or threatened Release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the Environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or Release or threatened release of Hazardous Materials, “Hazardous Materials” means any material (including without limitation pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by, or may give rise to liability under, any Environmental Law, “Release” means any release, spill, emission, discharge, deposit, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility and “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface or subsurface strata and natural resources such as wetlands, flora and fauna), except as would not, individually or in the aggregate, have a Material Adverse Effect.

(x)          The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described, or incorporated by reference, in the Registration Statement, the General Disclosure Package or the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, result in a Material Adverse Effect. With respect to any such Intellectual Property, (i) there are no third parties who have or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus disclose is licensed to the Company, (ii) there is no infringement by any third parties of any Intellectual Property, (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (v) there is no pending, or to the Company’s knowledge, threatened action, suit proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (vi) the Company and the Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect, (vii) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenge the validity, enforceability or scope of any of the Intellectual Property, (viii) there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office and (ix) the product candidates, if any, described in the Registration Statement, the General Disclosure Package and the Prospectus as under development by the Company or any Subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or the Subsidiaries.

(y)          Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Subsidiary, or any of its or their affiliates for employees or former employees of the Company and the Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). To the knowledge of the Company, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(z)          Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each Subsidiary: (i) is and at all times has been in material compliance with all statutes, rules, regulations, or guidance applicable to the Company or any Subsidiaries and the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other federal, state or foreign governmental authority having authority over the Company or any Subsidiary (“Governmental Authority”) alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations, (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, (v) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such Governmental Authority is considering such action and (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

(aa)         The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company and the Subsidiaries were and, if still pending, are, in all material respects, being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and complete in all material respects and accurately present the data derived from such studies, tests and trials; except to the extent disclosed in the General Disclosure Package and the Prospectus, the Company is not aware of any studies, tests or trials the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and neither the Company nor any of the Subsidiaries have received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or any of the Subsidiaries.

(bb)         Each of the Company and the Subsidiaries (i) are in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”), (ii) have received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct their business as currently conducted and (C) are in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(cc)         Except as set forth in the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell their products to any other person and is not bound by any agreement that affects either the Company’s or any Subsidiary’s exclusive right to develop, manufacture, produce, assemble, distribute, license, market or sell their products.

(dd)         The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for which refusal would reasonably be expected to have a Material Adverse Effect; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ee)         Neither the Company nor any of the Subsidiaries, nor to the Company’s knowledge, any director, officer, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) caused the Company or any of the Subsidiaries to be in violation of any provision of the United States Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ff)         The Company maintains effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting are effective and the Company is not aware of (A) any material weakness in the Company’s internal control over financial reporting or (B) any change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Rules and Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Securities Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(gg)         The Company and each of the Subsidiaries have (i) filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except in any case in which the failure so to file or have requested an extension would not reasonably be expected to have a Material Adverse Effect and (ii) paid all taxes required to be paid by them and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax, tax assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(hh)         No relationship, direct or indirect, exists between or among the Company and any of the Subsidiaries, on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of the Subsidiaries or any of their affiliates, on the other hand, which is required to be described in the General Disclosure Package or the Prospectus or a document incorporated by reference therein and which is not so described.

(ii)         Except as described in the General Disclosure Package and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such share or interests in the Registration Statement or the offering contemplated hereby.

(jj)         Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and any letter of understanding between the Company and the Underwriters) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(kk)         No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll)         The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. As of the filing date of the Registration Statement and as of any update of the Registration Statement pursuant to Section 10(a)(3) of the Securities Act (including the filing of any Annual Report on Form 10-K), the Company was eligible to file a “shelf” Registration Statement on Form S-3 with the Commission. The conditions for use of Form S-3, set forth in the General Instructions thereto, including the transaction requirements set forth in General Instruction I.B.6 of such form, have been satisfied. The aggregate market value of the Company’s outstanding voting and non-voting common equity held by non-affiliates immediately prior to the Offering, as calculated under Item I.B.6 of Form S-3 and the instructions thereto, was $51,980,019.

(mm)         The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing. Other than with respect to the filing of a notice of listing of additional shares with the NASDAQ, no consent, approval, authorization or order of, or filing, notification or registration with, the NASDAQ is required for the listing and trading of the shares of Common Stock on the NASDAQ. No approval of the stockholders of the Company under the rules and regulations of the NASDAQ is required in connection with the transactions contemplated by this Agreement, the Warrant Agreement, the Warrants or the Underwriter Warrants.

(nn)         The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect.

(oo)         None of the Company, any of the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including by making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, the Subsidiaries and, to the knowledge of the Company, its controlled affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(pp)         The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and any of the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any court or governmental agency or body, domestic or foreign (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any such court or governmental agency or body, domestic or foreign, involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(qq)         None of the Company, any of the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of the Subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr)         The statistical and market related data included, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived and the Company has obtained the written consent to the use of any such data from the applicable sources, to the extent required.

(ss)         Except as described in the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the 6-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified equity compensation plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(tt)         Except for the compensation payable to the Underwriters hereunder or as disclosed to the Underwriters in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the first Preliminary Prospectus was filed with the Commission (“Filing Date”) or thereafter.

(uu)         Neither the Company nor any Subsidiary directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

(vv)         None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(ww)         To the Company’s knowledge, no (i) officer or director of the Company or the Subsidiary, (ii) owner of 5% or more of the Company’s unregistered securities or that of the Subsidiary or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the filing date of the Filing Date, has any direct or indirect affiliation or association with any FINRA member.  The Company will advise the Underwriters’ counsel if it becomes aware that any officer, director or stockholder of the Company or the Subsidiary is or becomes an affiliate or associated person of a FINRA member participating in the offering.

Any certificate signed by or on behalf of the Company or any Subsidiary by an officer of the Company or such Subsidiary and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company and/or such Subsidiary, as applicable, to the Underwriters as to the matters covered thereby.

3.          The Closing.

(a)          Payment of the purchase price for the Firm Units shall be made to the Company by Federal Funds wire transfer against delivery of the Firm Shares and the Firm Warrants to the Underwriters through the facilities of The Depository Trust Company (“DTC”) for the account of each Underwriter. Such payment and delivery shall be made at 10:00 A.M., New York time, on October 28, 2014, or such earlier date as agreed to by the Underwriters and the Company (such date, the “Closing Date”). The time at which such payment and delivery are to be made is hereinafter sometimes called the “Time of Purchase.” Electronic transfer of the Firm Shares and the Firm Warrants shall be made to the Underwriters at the Time of Purchase in such names and in such denominations as the Underwriters shall specify.

(b)          Payment of the purchase price for the Additional Units shall be made at the Additional Time of Purchase in the same manner and at the same office and time of day as the payment for the Firm Units. Electronic transfer of the Additional Shares and the Additional Warrants shall be made to the Underwriters at the Additional Time of Purchase in such names and in such denominations as the Underwriters shall specify.

(c)          In partial compensation for the services to be provided by the Underwriters hereunder, on the Closing Date and, if applicable, the Additional Closing Date, the Company shall issue to the Underwriters, or as any Underwriter may otherwise direct, warrants (the “Underwriter Warrants”), in substantially the same form as Exhibit B hereto, entitling the Underwriters, or their respective assigns, to purchase up to an aggregate of 1.5% of the total number of Shares (not including Warrant Shares) sold in the offering (the “Underwriter Warrant Shares”) at a price equal to the exercise price of the Warrants. The number of Underwriter Warrants shall be allocated among the Underwriters on a pro rata basis based on the number of Units underwritten by each Underwriter as shown on Schedule I hereto. The Underwriter Warrants will be deemed compensation by FINRA and may not be sold, transferred, pledged, hypothecated or assigned for a period of 180-days following the effective date of the offering pursuant to FINRA Rule 5110(g)(1).

(d)          Delivery of the documents required to be delivered to the Underwriters pursuant to Sections 4 and 6 hereof shall be at 10:00 A.M., New York time, on the Closing Date or the Additional Closing Date, as the case may be, at the offices of National Securities Corporation as first set forth above.

4.          Further Covenants and Agreements of the Company. The Company covenants and agrees with each of the Underwriters as follows:

(a)          To prepare the Rule 462(b) Registration Statement, if necessary, in a form reasonably acceptable to the Underwriters and file such Rule 462(b) Registration Statement with the Commission on the date hereof and to pay any related expenses and fees; to prepare the Prospectus in a form approved by the Underwriters containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Underwriters promptly, in writing, of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus in connection with the Offering and to provide a draft of any such amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to the Underwriters for review, prior to filing and within an amount of time that is reasonably practical under the circumstances, and not to file any such amendment or supplement to which the Underwriters object; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed in connection with the Offering or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to file within the time periods prescribed by the Exchange Act, including any extension thereof, all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b)          To make available to the Underwriters, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of each Preliminary Prospectus and the Prospectus (as amended or supplemented as applicable) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act.

(c)          Not to take any action that would result in any Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of an Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(d)          That, unless it obtains the prior written consent of the Underwriters, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations (each, a “Permitted Free Writing Prospectus”). The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and that it has and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping.

(e)          If at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriters, and upon the Underwriters’ request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus, as applicable, that corrects such statement or omission or effects such compliance. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters.

(f)          To the extent not available on the Commission’s EDGAR system, to make generally available to its stockholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(g)          To take promptly from time to time such actions as any Underwriter may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Underwriters may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Securities in such jurisdictions; provided that the Company and the Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction and to promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h)          That the Company will not, for a period of ninety (90) days from the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Underwriters, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (i) the Company’s sale of the Securities or the issuance of the Underwriter Warrants or the Underwriter Warrant Shares, (ii) the issuance of Common Stock or any equity awards (including the issuance of Common Stock upon exercise or settlement of such equity awards) pursuant to the Company’s employee benefit plans, stock option and employee stock purchase plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus and (iii) the issuance of Common Stock pursuant to the vesting or exercises of options, restricted stock units, warrants or rights outstanding on the date hereof. The Company will cause each director and executive officer listed in Schedule IV to furnish to the Underwriters, prior to the Closing Date, a letter, substantially in the form of Exhibit C hereto, pursuant to which each such person shall agree, among other things, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities, during the period of ninety (90) days from the date of the Prospectus, without the prior written consent of the Underwriters. The Company also agrees that during the Lock-up Period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for registration statements on Form S-8 relating to employee benefit plans and registration statements registering securities issued by the Company pursuant to (iii) above.

(i)          To supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Securities Act or the Registration Statement or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(j)          Prior to the Time of Purchase and the Additional Time of Purchase, if any, not to issue any press release or other communication directly or indirectly or hold any press conference (other than the Company’s customary quarterly press release and conference call) without the prior written consent of the Underwriters (which consent shall not be unreasonably withheld, conditioned or delayed), unless in the judgment of the Company and its counsel, and after notification to the Underwriters, such press release or communication is required by law (provided that, irrespective of such determination, the Company shall be obligated to indemnify the Underwriters as set forth in Section 7(a)).

(k)          Until the Underwriters shall have notified the Company of the completion of the Offering, the Company will not take, directly or indirectly, any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

(l)          Not to take any action prior to the Closing Date or the Additional Closing Date, if any, which would require the Prospectus to be amended or supplemented pursuant to Section 4.

(m)          To apply the net proceeds from the sale of the Units as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(n)          To use its reasonable best efforts to list, effect and maintain (as applicable), subject to notice of issuance, the Shares, the Warrant Shares and the Underwriter Warrant Shares on NASDAQ.

(o)          To use its reasonable best efforts to assist the Underwriters with any filings with FINRA and obtaining any required clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters.

(p)          To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Time of Purchase or the Additional Time of Purchase, as applicable and to satisfy all conditions precedent to the delivery of the Units.

5.          Payment of Expenses. The Company agrees to pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale and delivery of the Securities to the Underwriters and any taxes payable in that connection; (b) the costs incident to the registration of the Securities under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein; (d) the reasonable and documented fees and expenses incurred in connection with securing any required review by FINRA and any filings made with FINRA; (e) any applicable listing, quotation or other fees; (f) the fees and expenses (including related fees and expenses of counsel for the Underwriters) of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing wrappers and blue sky memoranda; (g) all fees and expenses of the registrar and transfer agent of the Securities; and (h) all other costs and expenses of the Company and the Underwriters incident to the Offering by, or the performance of the obligations of, the Company and the Underwriters under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel, Underwriters’ counsel in an amount not to exceed $50,000, and the Company’s independent accountants and the travel and other reasonable expenses incurred by Company and the Underwriters’ personnel in connection with any “road show” including, without limitation, any expenses advanced by the Underwriters on the Company’s behalf (which will be promptly reimbursed) in an amount not to exceed $35,000).

6.          Conditions to the Obligations of the Underwriters, and the Sale of the Securities. The obligations of the Underwriters hereunder, and the closing of the sale of the Securities, are subject to the accuracy, when made and as of the Applicable Time and at the Time of Purchase and at any Additional Time of Purchase, as the case may be, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)          No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)          The Underwriters shall not have discovered and disclosed to the Company on or prior to the Time of Purchase or any Additional Time of Purchase, as the case may be, that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)          All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Warrant Agreement, the Shares, the Warrants, the Underwriter Warrants, the Underwriter Warrant Shares, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request.

(d)          Duane Morris LLP shall have furnished to the Underwriters such counsel’s written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date or the Additional Closing Date, as the case may be, in substantially the form attached hereto as Exhibit D.

(e)          Keller and Heckman LLP shall have furnished to the Underwriters such counsel’s written opinion, as special regulatory counsel to the Company, addressed to the Underwriters and dated the Closing Date or the Additional Closing Date, as the case may be, in substantially the form attached hereto as Exhibit E.

(f)          Morrison & Foerster LLP shall have furnished to the Underwriters such counsel’s written opinion, as special intellectual property counsel to the Company, addressed to the Underwriters and dated the Closing Date or the Additional Closing Date, as the case may be, in substantially the form attached hereto as Exhibit F.

(g)          Thompson Hine LLP shall have furnished to the Underwriters such counsel’s written opinion, as counsel to the Underwriters, addressed to the Underwriters with respect to the Registration Statement, the General Disclosure Package, the Prospectus and other related matters as the Underwriters reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(h)          The Company shall have furnished to the Underwriters a certificate, dated the Closing Date or the Additional Closing Date, as the case may be, of its Chief Executive Officer and its Chief Financial Officer stating that:

(i)         The representations and warranties of the Company in this Agreement are true and correct, in all material respects (except for those representations and warranties qualified by materiality, in which case are true and correct in all respects), as if made at and as of such closing date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such closing date;

(ii)         No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)        The signers of said certificate have carefully examined the Registration Statement, the General Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto, and (A) each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto contain, and contained when such part of the Registration Statement, or any amendment thereof, became effective, all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain and did not contain when such part of the Registration Statement, or any amendment thereof, became effective, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that such statement shall not apply to statements in or omissions from the Registration Statement, or any amendment thereof, based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, and the Prospectus, as amended or supplemented, does not include and did not include as of its date or the time of first use within the meaning of the Rules and Regulations, any untrue statement of material fact or omit to state and did not omit to state as of its date or the time of first use within the meaning of the Rules and Regulations a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such statement shall not apply to statements in or omissions from the Prospectus, as amended or supplemented, based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, (B) neither (1) the General Disclosure Package nor (2) any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, include, nor included as of the Applicable Time any untrue statement of a material fact or omits, or omitted as of the Applicable Time, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such statement shall not apply to statements in or omissions from the General Disclosure Package or any Limited Use Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, (C) since the Applicable Time there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (D) subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the General Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short term or long term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company (other than issuances of options under the Company’s existing stock option plans) or any Material Adverse Effect or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business), and (E) except as stated in the Registration Statement, the General Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which could reasonably be expected to have a Material Adverse Effect.

(i)          [Reserved].

(j)          The Underwriters shall have received, on each of the date hereof, the Closing Date and, if applicable, the Additional Closing Date, a letter dated the date hereof, the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, an independent registered public accounting firm with respect to the Company and the Subsidiaries, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained, or incorporated by reference, in the Registration Statement, the General Disclosure Package or the Prospectus.

(k)          Since the date of the latest audited financial statements included, or incorporated by reference, in the Registration Statement, the General Disclosure Package or the Prospectus as of the date hereof, (i) neither the Company nor any of the Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package and the Prospectus, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company nor any of the Subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth in the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (k), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(l)          No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Securities or result in a Material Adverse Effect; and no injunction, restraining order or order of any other nature by any United States federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or result in a Material Adverse Effect.

(m)          Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or NASDAQ or trading in any securities of the Company on a national securities exchange, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by United States federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(n)          To the extent required by the applicable rules, the Company will file the necessary notification of listing of additional shares with NASDAQ.

(o)          FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(p)          The Company and the Warrant Agent shall have executed and delivered counterparts of the Warrant Agreement.

(q)          The Company shall have delivered to the Underwriters the Underwriter Warrants issuable on the Closing Date, registered in such names as the Underwriters shall have specified.

(r)          No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Underwriters objected in writing.

(s)          The Underwriters shall have received the written agreements, substantially in the form of Exhibit C hereto, of the directors and executive officers of the Company listed in Schedule IV to this Agreement.

(t)          Prior to the Time of Purchase and, if applicable, the Additional Time of Purchase, as the case may be, the Company shall have furnished to the Underwriters such further information, opinions, certificates, letters or documents as the Underwriters shall have reasonably requested, including a Secretary’s Certificate.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.          Indemnification and Contribution.

(a)          The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, members, employees, representatives and agents and their respective affiliates, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each a “Underwriter Indemnified Party”) against any loss, claim, damage, out-of-pocket expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, out-of-pocket expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any marketing materials, including any roadshow or investor presentation, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any marketing materials, including any roadshow or investor presentation, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law applicable to the transactions contemplated by this Agreement, and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other out-of-pocket expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, out-of-pocket expense, liability, action, investigation or proceeding, as such fees and out-of-pocket expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, out-of-pocket expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information. This indemnity agreement is not exclusive and will be in addition to any liability, which the Company may otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b)          Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, out-of-pocket expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, out-of-pocket expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any marketing materials, including any roadshow or investor presentation, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any marketing materials, including any roadshow or investor presentation, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by any Underwriter under this Section 7(b) exceed the total compensation received by such Underwriter pursuant to this Agreement.

(c)          Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation which shall remain the expense of the indemnifying party) shall be at the expense of such indemnified party unless (i) in the case of an Underwriter Indemnified Party, the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a), or (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for all legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Underwriters if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under this Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, in respect of which indemnification or contribution can be sought under this Section 7, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified party, settle, compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, or if its consent has been unreasonably withheld or delayed, or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)          If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the Offering, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to the Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering under this Agreement (before deducting expenses) received by the Company bear to the total compensation received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by or on behalf of any Underwriter for use in any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount of such Underwriter’s commission actually received by such Underwriter pursuant to this Agreement, less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7(d) are several, and not joint, pursuant to their respective underwriting commitments as set forth opposite their respective names on Schedule I.

8.          Termination.

The obligations of the Underwriters hereunder may be terminated by the Underwriters, in their absolute discretion by notice given to the Company prior to delivery of and payment for the Units if, prior to that time, any of the events described in Section 6(k), Section 6(l) or Section 6(m) have occurred.

If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriters in respect of the Securities not so delivered (except to the extent provided in Sections 5 and 7 hereof).

9.          Default by the Company or the Underwriters.

(a)          If the Company shall fail at the Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Underwriters or, except as provided in Section 5 and Section 7 hereof, any non-defaulting party. No action taken pursuant to this Section 9 shall relieve the Company from liability, if any, in respect of such default.

(b)          If any Underwriter shall fail at the Closing Date to purchase and pay for the portion of the Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the non-defaulting Underwriter use its reasonable efforts to procure, within 36 hours thereafter, another to substitute for the defaulting Underwriter and purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Units which the defaulting Underwriter failed to purchase. If during such 36 hours the non-defaulting Underwriter shall not have procured any such other entity to purchase the Units agreed to be purchased by the defaulting Underwriter, then (i) if the aggregate number of Units with respect to which such default shall occur does not exceed 10% of the Units to be purchased on the Closing Date, the non-defaulting Underwriter shall be obligated, severally, in proportion to the respective numbers of Units which they are obligated to purchase hereunder, to purchase the Units which such defaulting Underwriter failed to purchase, or (ii) if the aggregate number of shares with respect to which such default shall occur exceeds 10% of the Units to be purchased on the Closing Date, the Company or the non-defaulting Underwriter will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 7 hereof; provided, however, upon any such termination as set forth in this Section 9(b), the Company shall not be required to pay the expenses of the Underwriters as described in Section 5 above. In the event of a default by any Underwriter, as set forth in this Section 9(b), the Closing Date may be postponed for such period, not exceeding seven days, as the non-defaulting Underwriter may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” as used in this Agreement refers to and includes any person substituted for a defaulting Underwriter under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule I hereto. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.         Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)          the Underwriters’ responsibility to the Company is solely contractual in nature, the Underwriters have been retained solely to act as Underwriters in connection with the Offering and no fiduciary, advisory or agency relationship between the Company or the Subsidiaries and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any Underwriter has advised or is advising the Company or any Subsidiary on other matters and no Underwriter has any obligation to the Company or any Subsidiary with regards to the Offering except those obligations explicitly set forth herein;

(b)          the purchase and sale of the Securities pursuant to this Agreement, including the determination of price and any related discounts and commissions, is an arms-length commercial transaction with the Underwriters, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)          no Underwriter has advised, nor is advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby;

(d)          the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto;

(e)          no Underwriter has or will be rendering an opinion to the Company as to the fairness of the terms of the Offering;

(f)          it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(g)          it waives, to the fullest extent permitted by law, any claims it may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that no Underwriter shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

11.         Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties and the indemnities of the Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that the Underwriters’ responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

12.         Survival of Indemnities, Representations, Warranties, Etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8, the indemnity and contribution agreements contained in Section 7 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

13.         Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)          if to the Underwriters, shall be delivered or sent by mail, facsimile transmission, overnight courier or email to each of Roth Capital Partners, LLC, Attention: Aaron Gurewitz, 888 San Clemente Drive, Newport Beach, CA 92660 and National Securities Corporation, Attention: Kim Addarich, 410 Park Avenue, 14th Floor, New York, NY 10022, with a copy to Thompson Hine LLP, Attention: Faith Charles, Esq., 335 Madison Avenue, 12th Floor, New York, NY 10017; and

(b)          if to the Company, shall be delivered or sent by mail, facsimile transmission, overnight courier or email to Celator Pharmaceuticals, Inc., Attention: Chief Executive Officer, 200 PrincetonSouth Corporate Center, Suite 180, Ewing, NJ 08628, with a copy to Duane Morris, LLP, Attention: Kathleen M. Shay, Esq., 30 South 17th Street, Philadelphia, PA 19103.

14.         Definition of Certain Terms. For purposes of this Agreement “business day” means any day on which the NASDAQ is open for trading.

15.         Governing Law, Agent for Service and Jurisdiction. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement, or the transactions contemplated hereby, shall only be instituted in (i) the courts of the State of New York located in the City and County of New York, Borough of Manhattan or (ii) the federal courts of the United States of America, located in the City and County of New York, Borough of Manhattan, (the “Specified Courts”). The Specified Courts will have jurisdiction over the adjudication of such matters, and the Company and each Underwriter each hereby consent and submit to the exclusive jurisdiction of the Specified Courts and personal service with respect thereto. The Company and each Underwriter hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or any Underwriter. The Company and each Underwriter hereby waive, to the fullest extent permitted by law, all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each Underwriter and the Company irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum. The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Underwriters and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

16.         Underwriters’ Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus: (i) the fifth paragraph under the heading “Underwriting” regarding delivery of the Units and (ii) the paragraphs related to stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids under the heading “Underwriting.”

17.         Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable; provided that, any such changes shall be in accordance with the original intent of this Agreement.

18.         General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Underwriters.

19.         Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile or any other electronic means of communication.

[continued on next page]

If the foregoing is in accordance with your understanding of the agreement between the Company and the Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

CELATOR PHARMACEUTICALS, INC.

By:	/s/ Scott T. Jackson
Name: Scott T. Jackson
Its: Chief Executive Officer

Accepted as of the date first above written:

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron M. Gurewitz
Name: Aaron M. Gurewitz
Its: Head of Equity Capital Markets

NATIONAL SECURITIES CORPORATION

By:	/s/ Jonathan C. Rich
Name: Jonathan C. Rich
Its: E.V.P. – Head of Investment Banking

SCHEDULE I

Underwriter	Number of Units

Roth Capital Partners, LLC	3,305,575
National Securities Corporation	3,305,575

Total	6,611,150

SCHEDULE II

Pricing Information

Number of Units to be Sold: 6,611,150

Public Offering Price: $1.95 per Unit

Underwriting Discount: $0.1268 per Unit

Proceeds to Company (before expenses): $1.8232 per Unit

SCHEDULE III

List of Subsidiaries

Celator Pharmaceuticals Corp., a Nova Scotia corporation

Celator UK Ltd., an entity organized under the laws of the United Kingdom

SCHEDULE IV

List of Directors and Executive Officers

Directors

Scott T. Jackson, Chief Executive Officer

Michael R. Dougherty

Richard S. Kollender

Joseph M. Lobacki

Joseph A. Mollica

Scott Morenstein

Nicole Vitullo

Other Executive Officers

Lawrence Mayer, Ph.D., President and Chief Scientific Officer

Fred M. Powell, Vice President and Chief Financial Officer

EXECUTION VERSION

SCHEDULE V

Free Writing Prospectus(es)

None.